UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Lightstone VALUE PLUS REAL ESTATE INVESTMENT TRUST V, INC.

(Name of Registrant as Specified In Its Charter)

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Lightstone Value Plus Real Estate Investment Trust V, Inc.

Notice of 2017 Annual Meeting of Stockholders

To be held September 18, 2017

TIME AND DATE:	9:00 a.m. ET on Monday, September 18, 2017.

PLACE:

Executive Offices of the Lightstone Group

460 Park Avenue, 13th Floor

New York, New York 10022

Directions to the Annual Meeting can be obtained by calling the Shareholder Services Department at (888) 808-7348.

ITEMS OF BUSINESS:

(1)    To elect seven individuals to serve on the board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

(2)    To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2017.

(3)    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE:	You may vote if you were a stockholder of record as of the close of business on July 26, 2017.

ANNUAL REPORT:	This proxy statement, proxy card, and our 2016 Annual Report to stockholders are being mailed to you on or about August 25, 2017.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:	This proxy statement, a form of proxy card, and our 2016 Annual Report are available online at www.proxyvote.com.

PROXY VOTING:	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy as soon as possible. You may submit your proxy for the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the pre-addressed, postage-paid envelope provided, or by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card.

By Order of the Board of Directors,

Terri Warren Reynolds
Senior Vice President, General Counsel, and Secretary

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST V, INC.

1985 Cedar Bridge Avenue

Lakewood, NJ 08701

Proxy Statement

2017 Annual Meeting of Stockholders
To Be Held September 18, 2017

We are providing these proxy materials in connection with the solicitation by the board of directors of Lightstone Value Plus Real Estate Investment Trust V, Inc., formerly known as Behringer Harvard Opportunity REIT II, Inc. (“Lightstone Value Plus REIT V,” the “Company,” “we,” “our,” or “us”), a Maryland corporation, of proxies for use at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on September 18, 2017, at 9:00 a.m. Eastern Time at the executive offices of the Lightstone Group, 460 Park Avenue, 13th Floor, New York, New York 10022 and at any adjournments or postponements thereof for the purposes set forth in the accompanying Notice of 2017 Annual Meeting of Stockholders (the “Notice of 2017 Annual Meeting”).

This proxy statement (the “Proxy Statement”), which includes the Notice of 2017 Annual Meeting, the accompanying form of proxy and voting instructions, as well as our 2016 Annual Report to Stockholders, are first being mailed or given to stockholders on or about August 25, 2017.

Annual Report

Our Annual Report for the year ended December 31, 2016, including a copy of our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission (the “SEC”), is enclosed with this Proxy Statement.

Our Annual Report on Form 10-K, as filed with the SEC, may be accessed online through www.proxyvote.com or through the SEC’s website at www.sec.gov. In addition, you may request a copy of our Annual Report by writing or telephoning us at the following address: Lightstone Value Plus Real Estate Investment Trust V, Inc., c/o DST Systems, Inc., P.O. Box 219015, Kansas City, Kansas, 64121, telephone (888) 808-7348. If requested by stockholders, we will also provide copies of exhibits to our Annual Report on Form 10-K for a reasonable fee.

Stockholders Entitled to Vote

Anyone who is a stockholder of record at the close of business on July 26, 2017 (the “Record Date”), or who holds a valid proxy for the Annual Meeting, is entitled to receive the accompanying notice and to vote their shares at the Annual Meeting. As of the Record Date, there were 24,996,585 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD

Your vote is important. You can save us the expense of a second mailing by voting promptly.

To vote by proxy, simply mark your proxy card, date and sign it, and return it in the pre-addressed, postage-paid envelope provided. Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All proxies that have been properly authorized and not revoked will be voted at the Annual Meeting. If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted (1) FOR the election of each of the seven nominees for director named below and (2) FOR the ratification of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2017. With respect to any other business that may properly come before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of the holders of the proxy.

Required Vote

Each share of common stock outstanding on the Record Date is entitled to one vote on all matters coming before the Annual Meeting. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well. A quorum consists of the presence, in person or by proxy, of stockholders entitled to cast one-third of all the votes entitled to be cast at the Annual Meeting. A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval. Withheld votes, abstentions, and broker non-votes (discussed below) will be counted as present for purposes of determining the existence of a quorum.

A broker “non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a non-routine proposal because the broker does not have discretionary power with respect to that item and has not received instructions from the beneficial owner. Brokers may not exercise discretionary voting in uncontested director elections at stockholder meetings and are prohibited from giving a proxy to vote with respect to an election of directors without receiving voting instructions from a beneficial owner. Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of directors at the Annual Meeting. Please see below for the effect of a broker non-vote on the proposals presented in your proxy.

A majority of the votes present in person or by proxy at the Annual Meeting is required for the election of each director, provided a quorum is present. This means that, of the shares present in person or by proxy at the Annual Meeting, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to the board of directors. Because of this majority vote requirement, withheld votes and broker non-votes will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified. If you submit a proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the board of directors.

Ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2017 requires the affirmative vote of a majority of all votes cast at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes will have no effect on the determination of this proposal.

Proxy Voting by Telephone or Internet

Stockholders of record who live in the United States may authorize proxies by following the “Vote by Phone” instructions on their proxy cards. Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded.

Please refer to the enclosed proxy card for instructions. If you choose not to authorize a proxy by telephone or by Internet, please complete, sign, and return the paper proxy card in the pre-addressed, postage-paid envelope provided with this Proxy Statement.

Voting on Other Matters

Our board of directors does not presently intend to bring any business before the Annual Meeting other than the proposal to elect directors and the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2017. If other matters are properly presented at the Annual Meeting for consideration, and if you properly submit your vote by proxy, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we are not aware of any other matters to be raised at the Annual Meeting.

Revocation of Proxies

You can revoke your proxy at any time before it is voted by:

●	providing written notice of such revocation to the Secretary of the Company;

●	signing and submitting a new proxy card with a later date;

●	authorizing a new proxy by telephone or Internet (your latest telephone or Internet proxy will be counted); or

●	attending and voting your shares in person at the Annual Meeting. Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

Proxy Solicitation

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card and any additional solicitation material that we may provide to stockholders. We have engaged Broadridge to assist in the distribution of proxy materials and the solicitation of proxies for an estimated fee of $16,800 plus reimbursement of reasonable expenses. We may also reimburse brokerage firms and other custodians, nominees and fiduciaries for their costs in forwarding proxy and solicitation materials to beneficial owners of our common stock. Apart from the arrangements with Broadridge described above, our officers and employees of LSG-BH II Advisor LLC and LSG Development LLC (collectively, our “Advisor”) or its affiliates may also solicit proxies, but they will not be paid additional compensation for these services.

Interest of Certain Persons in Matters to Be Acted On

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors currently consists of seven members. The board of directors has proposed the following seven nominees, four of whom (Andreas K. Bremer, Diane S. Detering-Paddison, Jeffrey P. Mayer, and Cynthia Pharr Lee) are currently serving as our independent directors, for election as directors, each to serve for a term ending at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”): Andreas K. Bremer, Diane S. Detering-Paddison, David Lichtenstein, Jeffrey F. Joseph, Jeffrey P. Mayer, Cynthia Pharr Lee and Steven Spinola. With the exception of David Lichtenstein, each director nominee has been determined by the board of directors to be “independent” as the term is defined in our charter and the New York Stock Exchange (“NYSE”). Each nominee if elected as a director will serve until his or her successor has been elected and qualifies, or until his or her earlier death, removal, resignation or retirement.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR ALL of the director nominees listed above. We expect each nominee for election as a director to be able to serve if elected. If any nominee becomes unable or unwilling to stand for re-election, the board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substitute nominee.

Vote Required

A majority of the shares present in person or by proxy at the Annual Meeting is required for the election of each director, provided a quorum is present. This means that, of the shares present in person or by proxy at the Annual Meeting, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to the board of directors. Because of this majority vote requirement, “withhold” votes and broker non-votes will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.

The principal occupations and certain other information about the nominees are set forth below.

Recommendation

The Board unanimously recommends THAT YOU vote “FOR ALL” OF THE nominees to be elected as diRectors

Andreas K. Bremer, 60, has served as one of our independent directors since November 2007 and as Lead Director since June 2017. Mr. Bremer currently serves as Executive Vice President of International Capital, LLC, a position he has held since 2005. Mr. Bremer joined International Capital as its Chief Financial Officer in October 2002. International Capital specializes in acquisition, disposition, management and administration of commercial investment properties, and Mr. Bremer is responsible for all financial aspects of the company’s operations. Before joining International Capital, Mr. Bremer was the Chief Financial Officer of ATLASwerks®, a leading communication software company in Dallas. He acted as a corporate finance consultant for two years at McKinsey & Co. in both the Dallas and New York offices and served as Vice President of Finance and Treasurer at Paging Network, Inc. Mr. Bremer started his career at COMMERZBANK AG in Germany and spent seven of his 13-year tenure at the company’s New York and Atlanta offices. Mr. Bremer has over 25 years of financial and general management experience with extensive knowledge of corporate finance and commercial lending both in the United States and other countries, particularly Germany and holds a degree as CCIM. Mr. Bremer has served as Chairman of the German International School in Dallas since 2009. He was the Director of the Texas Warburg Chapter of the American Council on Germany in Dallas and, as Knight of Justice, is a member of the Order of St. John. Mr. Bremer received a law degree from the Johannes-Gutenberg University in Mainz, Germany.

Our board of directors has concluded that Mr. Bremer is qualified to serve as one of our directors for reasons including his more than 25 years of financial and general management experience, including international corporate finance and commercial lending. Mr. Bremer has served in various financial management positions and has significant experience in acquisition, disposition, management, and administration of commercial real estate investments. In addition, Mr. Bremer’s international background brings a unique perspective to our board.

Diane S. Detering-Paddison, 58, has served as one of our independent directors since June 2009. Ms. Detering-Paddison serves as President of 4word, www.4wordwomen.org, a not-for-profit organization she founded that connects, leads and supports professional Christian women and enables them to reach their potential. From February 2010 until June 2014, Ms. Detering-Paddison served as Chief Strategy Officer of Cassidy Turley, one of the nation’s largest commercial real estate service providers. Prior to joining Cassidy Turley, Ms. Detering-Paddison served as the Chief Operating Officer of ProLogis, an owner, manager, and developer of distribution facilities, from June 2008 until January 2009. Prior to that, Ms. Detering-Paddison was with CB Richard Ellis and Trammell Crow Company for over 20 years. During her time there, she served as Senior Vice President, Corporate and Investor Client Accounts from April 2001 until December 2004, Chief Operating Officer, Global Services from January 2005 until December 2006, and President, Global Corporate Services - Client Accounts from December 2006 until May 2008. Ms. Detering-Paddison was part of a ten member executive team that managed the merger between Trammell Crow Company and CB Richard Ellis in December 2006. Ms. Detering-Paddison serves on the Salvation Army national advisory board. Ms. Detering-Paddison is the author of “Work, Love, Pray.” Ms. Detering-Paddison holds a Master of Business Administration degree from the Harvard Graduate School of Business and a Bachelor of Science degree from Oregon State University where she graduated as Valedictorian.

Our board of directors has concluded that Ms. Detering-Paddison is qualified to serve as one of our directors for reasons including her more than 20 years of management experience with large commercial real estate companies, including Trammell Crow Company, CB Richard Ellis, ProLogis, and Cassidy Turley. With her background, Ms. Detering-Paddison brings substantial insight and experience with respect to the commercial real estate industry.

Jeffrey F. Joseph, 76, has been nominated to serve as one of our independent directors. Mr. Joseph served as President, Chief Executive Officer and director of Presidential Realty Corporation, a publicly held company focused on the development and ownership of multifamily residential properties, from 1991 until his retirement in 2011. From 1979 to 1991, Mr. Joseph served as a principal of Ivy Properties Ltd. and as General Counsel of Presidential Realty Corporation from 1973 to 1979. Mr. Joseph is Chairman of the Board of Educated Canines Assisting with Disabilities. Mr. Joseph began his career 1967 as an associate with Hughes Hubbard Blair in Reed. Mr. Joseph holds a Bachelor of Arts degree from Cornell University with a major in Economics and a Juris Doctorate degree from Cornell Law School, where he graduated Summa Cum Laude.

Our board of directors has concluded that Mr. Joseph is qualified to serve as one of our directors for reasons including his more than 40 years of real estate industry experience.

David Lichtenstein, 56, has been nominated to serve as one of our directors. Mr. Lichtenstein is Chairman and Chief Executive Officer of our Advisor. Mr. Lichtenstein founded both American Shelter Corporation and The Lightstone Group. From 1988 to the present, Mr. Lichtenstein has served as Chairman of the Board of Directors and Chief Executive Officer of The Lightstone Group, directing all aspects of the acquisition, financing and management of a diverse portfolio of multifamily, lodging, retail and industrial properties located in 20 states and Puerto Rico. From June 2004 to the present, Mr. Lichtenstein has served as the Chairman of the Board of Directors and Chief Executive Officer of Lightstone Value Plus Real Estate Investment Trust, Inc. (“Lightstone I”) and Chief Executive Officer of Lightstone Value Plus REIT LLC, its advisor. From April 2008 to the present, Mr. Lichtenstein has served as the Chairman of the Board of Directors and Chief Executive Offer of Lightstone Value Plus Real Estate Investment Trust II, Inc. (“Lightstone II”) and Lightstone Value Plus REIT II LLC, its advisor. From September 2014 to the present, Mr. Lichtenstein has served as Chairman of the Board of Directors and Chief Executive Officer of Lightstone Real Estate Income Trust Inc., (“Lightstone IV”), and as Chief Executive Officer of Lightstone Real Estate Income LLC, its advisor. From June 2015 to the present, Mr. Lichtenstein has served as Chairman of the Board of Directors and Chief Executive Officer of Hamilton National Income Trust, Inc., (“HNIT”), and as Chief Executive Officer of Hamilton National Income Trust LLC, its advisor. Mr. Lichtenstein was the president and/or director of certain subsidiaries of Extended Stay Hotels, Inc. (“Extended Stay”) that filed for Chapter 11 protection with Extended Stay. Extended Stay and its subsidiaries filed for bankruptcy protection on June 15, 2009 so they could reorganize their debts in the face of looming amortization payments. Extended Stay emerged from bankruptcy on October 8, 2010. Mr. Lichtenstein is no longer affiliated with Extended Stay. From July 2015 to the present, Mr. Lichtenstein has served as a member of the Board of Directors of the New York City Economic Development Corporation, New York City’s primary economic development vehicle. Mr. Lichtenstein is on the Board of Governors of the Real Estate Board of New York, a Trustee of the Citizens Budget Commission, and is a Member of The Economic Club of New York and the Real Estate Roundtable, and Co-Chair of the Real Estate Capital Policy Advisory Committee. He is also a member of the Brookings Institution’s Economic Studies Council and a trustee of The Touro College and University System and sits on the Board Supervisory Committee for The New York Medical College. Mr. Lichtenstein is a founder of the Friendship House, an organization that provides housing for families of sick children and adults in the Greater New York City area. Mr. Lichtenstein is also a member of the International Council of Shopping Centers and the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, as well as a member of the Board of Directors of Touro College and New York Medical College.

Our board of directors has concluded that Mr. Lichtenstein is qualified to serve as one of our directors for reasons including his more than 25 years of financial and general management experience, including significant experience in acquisition, disposition, management, and administration of commercial real estate investments.

Jeffrey P. Mayer, 61, has served as one of our independent directors since November 2007 and is chairman of our audit committee. Mr. Mayer is currently a consultant serving the real estate industry. He also is the owner of Mayer Financial Consulting, LLC and is the firm’s sole employee. This firm was started in 2011 to provide consulting services to individuals and businesses primarily dealing with financial investments and real estate. From 2000 until 2007, Mr. Mayer was the Chief Financial Officer of ClubCorp, Inc., a holding company that owns and operates premier golf and business clubs and destination golf resorts. He previously served as Chief Financial Officer of Bristol Hotels & Resorts in Dallas, a position he held from 1996 until the company’s acquisition by Bass PLC in early 2000. Prior to joining Bristol, he was Corporate Controller at Host Marriott Corporation (formerly Marriott Corporation) and, prior to that, held various senior financial positions at Marriott Corporation. Mr. Mayer is a member of the National Association of Corporate Directors. He also serves as treasurer and board member of the Georgia Chapter of The American Foundation for Suicide Prevention. He was a board member of the Dallas Children’s Advocacy Center and chairman of its audit committee. A graduate of the College of William & Mary, he began his career as an accountant with Arthur Andersen LLP.

Our board of directors has concluded that Mr. Mayer is qualified to serve as one of our directors and as Chairman of our Audit Committee for reasons including his more than 30 years of accounting and finance experience in the commercial real estate industry. In particular, Mr. Mayer has served as Chief Financial Officer for two commercial real estate companies and has significant management experience relating to preparing and reviewing financial statements and coordinating with external auditors. Mr. Mayer continues to provide consulting services to the commercial real estate industry and is in tune with current industry trends and issues.

Cynthia Pharr Lee, 68, has served as one of our independent directors since November 2007. Ms. Lee has served as President of C. Pharr & Company, a marketing communications consulting firm since 1993, providing strategic brand, marketing and public relations services to many real estate, construction and design firms, in addition to other corporate clients. From 1994 through February 2014, Ms. Lee served as a member of the board of directors of CEC Entertainment, Inc. (CEC-NYSE) and its audit and compensation committees. A co-founder of Texas Women Ventures Fund, Ms. Lee serves on the Fund’s Investment Advisory Committee. Ms. Lee is a former president of Executive Women of Dallas and former national chairman of the Counselor’s Academy of the Public Relations Society of America. From May 1989 through February 1993, Ms. Lee was President and Chief Executive Officer of Tracy Locke/Pharr Public Relations, a division of Omnicom (NYSE). She received her Bachelor of Science degree in English (summa cum laude) and her Master of Arts degree in English from Mississippi State University.

Our board of directors has concluded that Ms. Lee is qualified to serve as one of our directors for reasons including her more than 20 years of management experience in the public relations and marketing communications industry, with significant experience working with commercial real estate and construction firms. Ms. Lee has also served on the board of directors and audit committee of a New York Stock Exchange listed company, which allows her to provide valuable knowledge and insight into management issues. In addition, Ms. Lee’s background complements that of our other board members and brings a unique perspective to our board.

Steven Spinola, 68, has been nominated to serve as one of our directors. Mr. Spinola served as President of the Real Estate Board of New York (“REBNY”) from 1986 and since July 2015 as its President Emeritus. Mr. Spinola is a recipient of the Harry B. Helmsley Distinguished New Yorker Award for a lifetime of achievement in the profession. Before becoming REBNY’s President, Mr. Spinola served as President of the New York City Public Development Corporation (now known as the New York City Economic Development Corporation) from 1983 to 1986. Mr. Spinola currently serves as an independent director on the Board of Directors of Lightstone Real Estate Income Trust Inc. Mr. Spinola holds a Bachelor of Arts degree from the City College of New York with a concentration in political science and government. He attended the Harvard Business School/Kennedy School of Government Summer Program for Senior Managers in Government.

Our board of directors has concluded that Mr. Spinola is qualified to serve as one of our directors for reasons including his extensive experience in the real estate industry.

Independence

As required by our charter, a majority of the members of our board of directors must qualify as “independent” as affirmatively determined by the board. Our charter currently defines an “independent director” as a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with our sponsor, the Company, our Advisor, Behringer Harvard Opportunity Advisors II, LLC, our former external advisor (“Behringer Advisor”) or any of their affiliates by virtue of (1) ownership of an interest in our sponsor, our Advisor or any of their affiliates, other than the Company, (2) employment by the Company, our sponsor, our Advisor, Behringer Advisor, or any of their affiliates, (3) service as an officer or director of our sponsor, our Advisor, Behringer Advisor, or any of their affiliates, other than as a director of the Company, (4) performance of services for the Company, other than as a director of the Company, (5) service as a director or trustee of more than three real estate investment trusts, or “REITs,” organized by our sponsor or advised by our Advisor or Behringer Advisor, or (6) maintenance of a material business or professional relationship with our Advisor, Behringer Advisor, or any of their affiliates. Serving as an independent director of or receiving independent director fees from or owning an interest in a REIT or other real estate program organized by our sponsor or advised or managed by our Advisor or its affiliates shall not, by itself, cause a director to be deemed associated with our sponsor or our Advisor. A business or professional relationship is considered “material” under our charter if the aggregate annual gross revenue derived by the director from our sponsor, our Advisor and their affiliates exceeds 5% of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis. An indirect association with our Advisor or Behringer Advisor shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Lightstone Group, our Advisor, Behringer Advisor, any of their affiliates or the Company.

Although our shares are not listed for trading on any national securities exchange and therefore our board of directors is not subject to the independence requirements of the NYSE or any other national securities exchange, our board has evaluated whether our directors are “independent” as defined by the NYSE. The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the board has determined that the majority of the members of our board, and each member of our audit committee, compensation committee and nominating committee, is “independent” as defined by our charter and the NYSE.

Board Leadership Structure and Risk Oversight

Since June 2008, we have operated under a board leadership structure with separate roles for our Chairman of the Board and our Principal Executive Officer. Our Chairman of the Board is responsible for setting the agenda for each of the meetings of the board of directors and the annual meetings of stockholders, and our Principal Executive Officer has been responsible for the general management of the business, financial affairs and day-to-day operations of the Company. As our directors continue to have more oversight responsibility, we believe it is beneficial to have a Chairman whose focus is to lead the board and facilitate communication among directors and management. Accordingly, we believe this structure has been the best governance model for the Company and our stockholders to date.

As of June 2017 the Company has named a lead independent director. Although our board of directors is relatively small in size and each board member is kept apprised of our business and developments impacting our business, we determined to designate a single lead independent director to further facilitate communication among our independent directors and management, including our recently engaged external advisor. The agenda for each meeting is set by the Chairman in consultation with the lead independent director and management. A majority of our board is comprised of independent directors. Each director has complete and open access to our Advisor, property manager and their respective affiliates. Moreover, our audit committee, compensation committee, and nominating committee are composed entirely of independent directors.

The board of directors oversees risk through (1) its review and discussion of regular periodic reports to the board of directors and its committees, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business, (2) the required approval by the board of directors of all transactions, including, among others, acquisitions and dispositions of properties, financings and the engagement of our Advisor and property manager, (3) the oversight of our business by the audit, compensation, and nominating committees and (4) regular periodic reports from our independent public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes and our internal control over financial reporting.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2016, the board met seven times and acted by written consent once. Each director attended at least 75% of the meetings of the board and, as applicable, the meetings of the committees on which he or she served during 2016. We encourage our directors to attend our annual meeting of stockholders. In 2016, all of our directors other than Mr. Mayer attended the annual meeting of stockholders. Our entire board considers all major decisions concerning our business, including any investments we make. However, our board has established committees so that certain functions can be addressed in more depth than may be possible at a full board meeting.

The board of directors has established three permanent committees: the audit committee; the compensation committee; and the nominating committee. The board has also established a special committee. Each committee is comprised solely of independent directors Andreas K. Bremer, Diane S. Detering-Paddison, Jeffrey P. Mayer, and Cynthia Pharr Lee, each of whom qualifies as “independent” under our charter as well as the NYSE rules and applicable SEC rules. Each committee has adopted a written charter approved by the board of directors, which can be found on the website maintained for us at www.behringerinvestments.com. During the fiscal year ended December 31, 2016, the audit committee met four times and the nominating committee acted by consent two times. The compensation committee did not meet in 2016. The special committee met seven times.

Audit Committee. The audit committee’s primary functions are to evaluate and approve the services and fees of our independent registered public accounting firm, to periodically review the independent registered public accounting firm’s independence, to review the Company’s major financial risk exposures and the steps taken to monitor and minimize those exposures and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established and the audit and financial reporting process. Mr. Mayer is the chairman of the audit committee, and our board of directors has determined that Mr. Mayer is an “audit committee financial expert,” as defined by the rules of the SEC.

Compensation Committee. Our board of directors also has established a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our executive officers and our directors. Mr. Bremer is the chairman of the compensation committee. The primary duties of the compensation committee include reviewing all forms of compensation for our executive officers, if we determine to compensate them, and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising the board on changes in compensation. The Company does not have employment agreements with the executive officers and other key personnel of us, our Advisor and its affiliates. If we determine to hire employees, our compensation committee also would be charged with overseeing our compensation practices with respect to those employees. Currently, we do not compensate our executive officers, and only our directors who are “independent” as defined by our charter and the NYSE “receive compensation for their services to us. Our executive officers participate in determining the amount of director compensation, and our compensation committee has not engaged any compensation consultants to recommend or otherwise determine the amount or form of director compensation. The compensation committee also administers our 2007 Amended and Restated Incentive Award Plan (the “Incentive Award Plan”).

Nominating Committee. The nominating committee recommends nominees to serve on our board of directors. The nominating committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in Section 2.13 of our bylaws. Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 120 and 150 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year. Because our directors take a critical role in guiding our strategic direction and overseeing our management, board candidates must demonstrate broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry. The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and shall periodically review and recommend for approval by the board any updates to the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the board as a whole is taken into account in considering individual candidates. The nominating committee seeks to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire board. The nominating committee assesses its effectiveness in achieving this goal annually, in part, by reviewing the diversity of the skill sets of the directors and determining whether there are any deficiencies in the board’s collective skill set that should be addressed in the nominating process. The nominating committee has determined that the composition of the current board of directors, including the new nominees for directors, satisfies its diversity objectives.

The nominating committee will evaluate the qualifications of each director candidate against the criteria described above in making its recommendation to the board concerning nominations for election or reelection as a director. The process for evaluating candidates recommended by our stockholders pursuant to Section 2.13 of our bylaws is no different than the process for evaluating other candidates considered by the nominating committee. The nominees to be considered for membership to the board of directors at this Annual Meeting were recommended and nominated by the nominating committee on August 9, 2017 and approved by the full board. Ms. Pharr Lee is the chairman of the nominating committee.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our board of directors. Stockholders who wish to communicate with our board of directors may send the communication to Lightstone Value Plus Real Estate Investment Trusts V, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701. All communications made by this means will be directed to the Chairman of the Board.

In addition stockholders may report any concerns regarding questionable accounting, auditing or other matters of business on a confidential basis directly to the chairperson of the audit committee. Such reports may be submitted 24 hours a day, 7 days a week, by telephone or e-mail to an ethics hotline operated by an independent third-party vendor, InTouch. The helpline may be reached by telephone at (844) 302-2513, by e-mail to LightstoneCares@getintouch.com, and online at www.intouchwebsite.com/Lightstone. The chairperson of the audit committee will receive all communications made by this means from Lighthouse and will relay all such communications to the board of directors.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Ethics that is applicable to all members of our board of directors, our executive officers and employees of our Advisor and its affiliates. We have posted the Code of Business Conduct and Ethics on the website maintained for us at www.lightstonecapitalmarkets.com. If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by promptly posting such information on the website maintained for us as necessary.

Director Compensation

Beginning July 1, 2017, we pay each of our directors who are Independent Directors as defined in our charter and under the rules and regulations of the Securities and Exchange Commission an annual retainer of $60,000. In addition, we pay the chairperson of the audit committee and our lead independent director an annual retainer of $10,000 and the chairpersons of our nominating and compensation committees annual retainers of $5,000 each. These retainers are payable quarterly in arrears. In addition, we pay each of our directors who are Independent Directors as defined in our charter and under the rules and regulations of the Securities and Exchange Commission (a) $1,500 for each board of directors or permanent committee meeting attended in person or by telephone, (c) $1,000 for each special committee meeting attended by phone or in person, and (c) $500 for each written consent considered by the director

Before July 1, 2017, we paid each of our directors who are Independent Directors as defined in our charter and under the rules and regulations of the Securities and Exchange Commission an annual retainer of $25,000. In addition, we paid the chairperson of the audit committee an annual retainer of $10,000 and the chairpersons of our nominating and compensation committees annual retainers of $5,000 each. These retainers were payable quarterly in arrears. In addition, we paid each of our directors who are Independent Directors as defined in our charter and under the rules and regulations of the Securities and Exchange Commission (a) $1,000 for each board of directors or permanent committee meeting attended in person, (b) $500 for each board of directors or permanent committee meeting attended by telephone, (c) $1,000 for each special committee meeting attended by phone or in person, and (c) $500 for each written consent considered by the director.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of us, or an employee of our Advisor or its affiliates, we do not pay compensation for services rendered as a director.

Director Compensation Table

The following table sets forth certain information with respect to our director compensation during the fiscal year ended December 31, 2016:

Name	Fees Earned(1)
Robert S. Aisner	—
Michael D. Cohen	—
Andreas K. Bremer	$54,000
Diane S. Detering-Paddison	$43,000
Jeffrey P. Mayer	$53,500
Cynthia Pharr Lee	$49,500
Alan Liu(2)	—

(1)	Includes fees earned for services rendered in 2016, regardless of when paid.

(2)	Alan Liu was appointed to our board of directors on February 10, 2017.

Incentive Award Plan

Our Incentive Award Plan was approved by the board of directors and stockholders on December 19, 2007. The Incentive Award Plan is administered by our compensation committee and provides for equity awards to our employees, directors and consultants and those of our Advisor and its affiliates. The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards. A total of 10,000,000 shares have been authorized and reserved for issuance under our Incentive Award Plan. No awards have been issued under the Incentive Award Plan, and we currently have no plans to issue any additional awards under the Incentive Award Plan.

Equity Compensation Plan Information

The following table gives information regarding our equity compensation plans as of December 31, 2016:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	10,000,000	*
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	10,000,000	*

*	All shares authorized for issuance pursuant to awards not yet granted under the Incentive Award Plan.

Executive Officers

The following individuals serve as our executive officers:

Thomas P. Kennedy, 59, has served as the Company’s President since April 2015. Mr. Kennedy also serves as President of Behringer Harvard Opportunity REIT I, Inc. Prior to joining the Company, Mr. Kennedy served as Chief Financial Officer and Chief Operating Officer of UrbanAmerica Advisors, LLC, a registered investment advisor that focuses on renewing and redeveloping neglected metropolitan districts across the United States (“UAA”), since March 2008. From March 2006 through March 2008, Mr. Kennedy served as a Manager of an investment fund managed by TriLyn Investment Management, LLC, a privately held investment management firm. From January 2004 through February 2006, Mr. Kennedy served as a Managing Director of The Greenwich Group International, LLC, a real estate investment banking company. Mr. Kennedy began his career in 1982 at Equitable Real Estate Management, Inc. (a predecessor of Lend Lease Real Estate Advisors—US) as an accountant and rose to become Principal Managing Director and a member the management committee of Lend Lease Real Estate Advisors—US, a position he held through February 2003. Mr. Kennedy holds a Bachelor of Science degree in Accounting from Manhattan College.

Donna Brandin, 60, has served as our Chief Financial Officer, Senior Vice President, and Treasurer since June 15, 2017. Ms. Brandin also serves as Chief Financial Officer and Treasurer of Lightstone Value Plus Real Estate Investment I, Inc., Lightstone Value Plus Real Estate Investment II, Inc., Lightstone Value Plus Real Estate Investment Trust III, Inc., Lightstone Value Plus Real Estate Investment IV, Inc. and Hamilton National Income Trust, Inc. Ms. Brandin also serves as the Executive Vice President, Chief Financial Officer and Treasurer of The Lightstone Group. From October 2014 to the present, Ms. Brandin has served as a Director of Lightstone Enterprises Limited. Ms. Brandin was appointed Chief Financial Officer, Senior Vice President, and Treasurer of Behringer Harvard Opportunity REIT I, Inc. effective as of June 15, 2017. Prior to the joining the Lightstone Group in April of 2008, Ms. Brandin held the position of Executive Vice President and Chief Financial Officer of US Power Generation from September 2007 through November 2007 and before that was the Executive Vice President and Chief Financial Officer of Equity Residential, the largest publicly traded apartment REIT in the country from August 2004 to September 2007. Prior to joining Equity Residential, Ms. Brandin held the position of Senior Vice President and Treasurer for Cardinal Health, Inc. from June 2000 through August 2004. Prior to 2000, Ms. Brandin held various executive-level positions at Campbell Soup, Emerson Electric Company and Peabody Holding Company Ms. Brandin earned her Master’s in Finance at St. Louis University and is a certified public accountant.

Executive Compensation

We do not directly compensate our named executive officers, nor do we reimburse our external advisor for compensation paid to our named executive officers, for services rendered to us. We pay certain management fees to our external advisor to compensate the external advisor for the services it provides in our day-to-day management. In addition, we reimburse certain expenses of the external advisor, including reimbursement for the costs of salaries and benefits of certain of their employees.

Reimbursement for the costs of salaries and benefits of our external advisor’s employees relate to compensation paid to our external advisor’s employees that provide services to us such as accounting, administrative or legal, for which our external advisor or its affiliates are not entitled to compensation in the form of a separate fee. A description of the fees that we pay to our external advisor and other affiliates is found in “Certain Transactions” below. Therefore, we do not have, nor has our board of directors or compensation committee considered, a compensation policy or program for our executive officers, and thus we have not included a Compensation Discussion and Analysis or compensation committee report in this Proxy Statement.

If we determine to compensate our named executive officers in the future, the compensation committee will review all forms of compensation and approve all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee served as an officer or employee of the Company or any of our subsidiaries during the fiscal year ended December 31, 2016 or formerly served as an officer of the Company or any of our subsidiaries. In addition, during the fiscal year ended December 31, 2016, none of our executive officers served as a director or member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers or directors serving as a member of our board of directors or compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each director, officer, and individual beneficially owning more than 10% of a registered security of the Company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company. These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to the Company during and with respect to the fiscal year ended December 31, 2016 or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2016.

AUDIT COMMITTEE REPORT

Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The audit committee’s responsibility is to oversee and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations, or GAAP or as to the independence of the registered public accounting firm. The audit committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accountants.

In this context, the audit committee has met and held discussions with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, regarding the fair presentation of the Company’s results. The audit committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with GAAP, and the audit committee has reviewed and discussed the audited consolidated financial statements with management and the Company’s independent registered public accounting firm. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (AS 16).

In addition, the audit committee has discussed with the independent registered public accounting firm its independence from the Company and its management, including Behringer Harvard Opportunity Advisors II, LLC, LSG Development LLC, LSG-BH II Advisor LLC, and their respective affiliates, including the matters in the written disclosures and the letter provided to the audit committee by the independent registered public accounting firm as required by applicable requirements of the PCAOB. The audit committee also has considered whether the provision by the independent registered public accounting firm of non-audit professional services is compatible with maintaining their independence. The audit committee has concluded that the independent registered public accounting firm is independent from the Company.

The audit committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The audit committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The audit committee also has reviewed and discussed the audited financial statements with management.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities Exchange Commission. In addition, the audit committee has selected, and the board of directors has ratified the selection of, the Company’s independent registered public accounting firm. The following independent directors, who constitute the audit committee, provide the foregoing report.

Audit Committee: Jeffrey P. Mayer, Chairman Andreas K. Bremer Diane S. Detering-Paddison Cynthia Pharr Lee

The foregoing report shall not be deemed to be “soliciting material” or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either Act.

ownership of equity Securities

The following table sets forth information as of August 1, 2017 regarding the beneficial ownership of our common stock by each person known by us to own more than 5% of the outstanding shares of common stock, each of our directors, each of our executive officers, and our directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Robert S. Aisner(2)	2,548		*
Andreas K. Bremer(2)	—	—
Michael D. Cohen(2)(3)	21,765		*
Diane S. Detering-Paddison(2)	—	—
Alan Liu(2)	—	—
Jeffrey P. Mayer(2)
Cynthia Pharr Lee(2)	—	—
Thomas P. Kennedy(2)	—	—
Donna Brandin(2)	—	—
All directors and executive officers as a group (nine persons)	24,313		*

*	Represents less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options warrants and similar rights held by the respective person or group that may be exercised within 60 days following July 1, 2017. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	The address of Messrs. Aisner, Bremer, Cohen, Kennedy, Liu, and Mayer and Mmes. Brandin, Detering-Paddison, and Pharr Lee is c/o Lightstone Value Plus Real Estate Investment Trust V, Inc., 1985 Cedar Bridge Avenue, Lakewood, NJ 08701.

(3)	Includes 2,762 shares owned by a trust for the benefit of Mr. Cohen’s spouse and Mr. Cohen disclaims beneficial ownership of such shares, Also includes 19,003 owned by Stratera Holdings, LLC (“Stratera”). Mr. Cohen is a manager of Stratera. Mr. Cohen disclaims beneficial ownership of such shares except to his pecuniary interest.

CERTAIN TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

We do not currently have written formal policies and procedures for the review, approval or ratification of transactions with related persons, as defined by Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended. Under that definition, transactions with related persons are transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest. Related parties include any executive officers, directors, director nominees, beneficial owners of more than 5% of our voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has 10% or greater beneficial ownership interest.

However, in order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we enter into with our Advisor and its affiliates, (2) certain future offerings, and (3) the allocation of investment opportunities among affiliated entities. As a general rule, any related party transactions must be approved by a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction. In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us.

Related Party Transactions

Advisor

Our external advisor and certain of its affiliates may receive fees and compensation in connection with the management and sale of our assets based on an advisory management agreement, as amended and restated.

Advisory Management Agreement

From January 4, 2008 through February 10, 2017, we were party to successive advisory management agreements, each with a term of one year or less, with the Behringer Advisor. The most recently executed advisory management agreement was the Fifth Amended and Restated Advisory Management Agreement (the “Fifth Advisory Agreement”) entered into on July 25, 2016 and effective as of June 6, 2016. On February 10, 2017, we entered into a Termination of Advisory Management Agreement with the Behringer Advisor and (solely with respect to certain sections) Stratera (the “Advisory Termination Agreement”) pursuant to which the Fifth Advisory Agreement was terminated as of the close of business on February 10, 2017.

Concurrently with our entry into the Advisory Termination Agreement, we engaged the Advisor to provide us with advisory services pursuant to two separate advisory management agreements (collectively, the “Lightstone Advisory Agreement”). With the exception of the Administrative Services Fee, the fees earned by and expenses reimbursed to the Advisor pursuant to the Lightstone Advisory Agreement are identical to the fees earned by and expenses reimbursed to the Behringer Advisor pursuant to the Fifth Advisory Agreement. The following discussion describes the fees and expenses payable to our external advisor and its respective affiliates under both the Fifth Advisory Agreement (in effect from June 6, 2016 through February 10, 2017) and the Lightstone Advisory Agreement (in effect as of February 10, 2017).

We pay acquisition and advisory fees of 1.5% of the amount paid in respect of the purchase, development, construction, or improvement of each asset we acquire, including any debt attributable to those assets. In addition, we pay acquisition and advisory fees of 1.5% of the funds advanced in respect of a loan investment. No acquisition and advisory fees were payable to the Behringer Advisor for the year ended December 31, 2016. We incurred acquisition and advisory fees payable to the Behringer Advisor of less than $0.1 million for the year ended December 31, 2015 as a result of improvements made to our assets. We had no acquisitions during the years ended December 31, 2016 and 2015 or during the six months ended June 30, 2017.

We also pay an acquisition expense reimbursement in the amount of (i) 0.25% of the funds paid for purchasing an asset, including any debt attributable to the asset, plus 0.25% of the funds budgeted for development, construction, or improvement in the case of assets that we acquire and intend to develop, construct, or improve or (ii) 0.25% of the funds advanced in respect of a loan investment. We also pay third parties, or reimburse our external advisor or its affiliates, for any investment-related expenses due to third parties in the case of a completed investment, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses, and other closing costs.

Our external advisor and its affiliates are also responsible for paying all of the investment-related expenses that we or our external advisor or its affiliates incur that are due to third parties or related to the additional services provided by our external advisor as described above with respect to investments we do not make, other than certain non-refundable payments made in connection with any acquisition. For the year ended December 31, 2016 and the six months ended June 30, 2017, we incurred no acquisition expense reimbursements. For the year ended December 31, 2015, we incurred less than $0.1 million in acquisition expense reimbursements payable to the Behringer Advisor.

We pay a debt financing fee of 0.5% of the amount available under any loan or line of credit made available to us and pay directly all third-party costs associated with obtaining the debt financing. We incurred no debt financing fees for the years ended December 31, 2016 and 2015. During the six months ended June 30, 2017, we incurred a debt financing fee of $0.2 million.

We pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project if such affiliate provides the development services and if a majority of our independent directors determines that such development fee is fair and reasonable to us. We incurred no such fees for the years ended December 31, 2016 and 2015 or the six month ended June 30, 2017.

We pay a monthly asset management fee of one-twelfth of 0.7% of the value of each asset. The value of our assets will be the value as determined in connection with the establishment and publication of an estimated value per share unless the asset was acquired after our publication of an estimated value per share (in which case the value of the asset will be the contract purchase price of the asset). For the years ended December 31, 2016 and 2015, we expensed $2.1 million and $2.5 million, respectively, of asset management fees payable to the Behringer Advisor. The totals for the years ended December 31, 2016 and 2015 include asset management fees related to our disposed properties. For the six months ended June 30, 2017, we expensed $1.0 million of asset management fees payable to the Advisor.

Our external advisor is responsible for paying all of the expenses it incurs associated with persons employed by our external advisor to the extent that they provide services related to us for which our external advisor receives an acquisition, asset management, or debt financing fee, including wages and benefits of the personnel. Instead of reimbursing the external advisor for specific expenses paid or incurred in connection with providing services to us, we pay our external advisor an administrative services fee (renamed an administrative services reimbursement under the Lightstone Advisory Agreement) based on a budget of expenses prepared by the Behringer Advisor. The administrative services fee is intended to reimburse for all costs associated with providing services to us. Under the Fifth Advisory Agreement, for the calendar year ending December 31, 2016, the administrative services fee was the lesser of (i) $1.325 million, and (ii) the actual costs of providing administrative services to us under the Fifth Advisory Agreement, payable in four equal quarterly installments within 45 days of the end of each calendar quarter. For the calendar year ending December 31, 2015, the administrative services fee was $1.5 million. For the calendar year ending December 31, 2017, the administrative services fee is $1.325 million annually, pro-rated for the first six months of the year and $1.3 million annually, pro-rated for the second six months of the year. For the years ended December 31, 2016 and 2015, we incurred and expensed such costs for administrative services and due diligence services of approximately $1.2 million and $1.5 million, respectively. Included in that amount is less than $0.1 million related to certain due diligence services provided in connection with asset dispositions during the years ended December 31, 2016 and 2015. For the six months ended June 30, 2017, we incurred and expensed such costs for administrative services and due diligence services of approximately $0.7 million.

Notwithstanding the fees and cost reimbursements payable to our external advisor, under our charter we may not reimburse our external advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (i) 2% of our average invested assets, or (ii) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts, or other similar non-cash reserves and excluding any gain from the sale of our assets for that period unless a majority of our independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. For the four fiscal quarters ended December 31, 2016 and 2015, our total operating expenses (including the asset management fee) were not excessive. For the four fiscal quarters ended June 30, 2017, our total operating expenses (including the asset management fee) exceeded the limit on total operating expenses; however, our independent directors determined the excess expenses were justified because of our transition to the new external advisor.

Property Manager

From January 4, 2008 through February 10, 2017, we were party to a property management and leasing agreement (as amended and restated, the “Behringer Property Management Agreement”) between us, our operating partnership, Behringer Harvard Opportunity Management Services, LLC, and Behringer Harvard Real Estate Services, LLC (collectively, the “Behringer Manager”). On February 10, 2017, we entered into a Termination of Property Management and Leasing Agreement with the Behringer Manager and (solely with respect to certain sections) Stratera (the “Property Management Termination Agreement”) pursuant to which the Behringer Property Management Agreement was terminated as of the close of business on February 10, 2017.

Concurrently with our entry into the Property Management Termination Agreement, we engaged LSG-BH II Property Manager LLC (the “Lightstone Manager”) pursuant to a property management and leasing agreement (the “Lightstone Property Management Agreement”). The fees earned by and expenses reimbursed to the Lightstone Manager pursuant to the Lightstone Property Management Agreement are identical to the fees earned by and expenses reimbursed to the Behringer Manager Advisor pursuant to the Behringer Property Management Agreement. The following discussion describes the fees and expenses payable to our affiliated property manager and its respective affiliates under both the Behringer Property Management Agreement (in effect from August 13, 2008 through February 10, 2017) and the Lightstone Property Management Agreement (in effect as of February 10, 2017).

We pay our property manager and affiliate of our external advisor for the management, leasing, and construction supervision of our properties which is 4.0% of gross revenues of the properties managed by our property manager. We pay our property manager an oversight fee equal to 0.5% of the gross revenues of the property managed for any property for which we contract directly with a third-party property manager. In no event will our property manager receive both a property management fee and an oversight fee with respect to any particular property. In the event we own a property through a joint venture that does not pay our property manager directly for its services, we will pay our property manager a management fee or oversight fee, as applicable, based only on our economic interest in the property. We incurred and expensed property management fees or oversight fees to the related party property manager of approximately $0.6 million for the years ended December 31, 2016 and 2015 and approximately $0.1 million for the six months ended June 30, 2017.

We pay our property manager a construction management fee in an amount not to exceed 5% of all hard construction costs incurred in connection with, but not limited to capital repairs and improvements, major building reconstruction and tenant improvements, if such affiliate supervises construction performed by or on behalf of us or our affiliates. We incurred no construction management fees for the years ended December 31, 2016 and 2015 or the six month ended June 30, 2017.

As of June 30, 2017 and December 31, 2016, we had a payable to our external advisor and its affiliates of $0.1 million and $0.4 million, respectively. These balances consist of accrued fees, including asset management fees, administrative service expenses, property management fees, and other miscellaneous costs payable to our external advisor and property manager.

We are dependent on our external advisor and our property manager for certain services that are essential to us, including asset disposition decisions, property management and leasing services, and other general administrative responsibilities. In the event that these companies were unable to provide us with their respective services, we would be required to obtain such services from other sources.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, you and the other stockholders will vote on the ratification of the appointment of EisnerAmper LLP (“EisnerAmper”) as our independent registered public accounting firm for the year ending December 31, 2017.

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the audit committee takes into account the opinions of management and our internal auditors in assessing the independent registered public accounting firm’s qualifications, performance and independence.

Change in Auditor

During the year ended December 31, 2016, Deloitte & Touche LLP (“Deloitte”) served as our independent registered public accounting firm and provided certain tax and other services. Deloitte served as our independent registered public accounting firm from our formation through April 5, 2017.

Following the recent change in the company’s external advisor, the audit committee undertook a review of its service providers, including its independent registered public accounting firm. On April 5, 2017, the audit committee of the Board of Directors selected and appointed EisnerAmper as our independent registered public accounting firm for the year ending December 31, 2017 and dismissed Deloitte as the Company’s independent registered public accounting firm, effective as of that date. Deloitte’s dismissal was not due to any reason related to the Company’s reporting or accounting operations, policies, or procedures.

The audit reports of Deloitte on the Company’s consolidated financial statements as of and for the years ended December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

During the years ended December 31, 2016 and 2015 and through April 5, 2017, there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement (if not resolved to the satisfaction of Deloitte) would have caused it to make reference to the matter in their report. During the same period, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2016 and 2015 and through April 5, 2017, neither the Company nor anyone on its behalf consulted EisnerAmper regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by EisnerAmper to the Company that EisnerAmper concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Notwithstanding its appointment of EisnerAmper LLP, the audit committee may, however, select new auditors at any time in the future in its discretion if it deems such decision to be in our best interests. If the appointment of EisnerAmper LLP is not ratified by our stockholders, the audit committee may consider whether it should appoint another independent registered public accounting firm.

We expect that EisnerAmper representatives will be present at the Annual Meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the EisnerAmper representatives will be available to respond to appropriate questions posed by stockholders.

Vote Required

Under our bylaws, a majority of the votes cast at the Annual Meeting at which a quorum is present is required for the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2017. Abstentions and broker non-votes will not count as votes actually cast with respect to determining if a majority vote is obtained under our bylaws and will have no effect on the determination of this proposal.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Whether or not you plan to attend the Annual Meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet, (2) by telephone or (3) by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

One or more representatives of EisnerAmper LLP have been invited and are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE RATIFICATION OF THE APPOINTMENT OF EisnerAmper LLP

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for the years ended December 31, 2016 and 2015 (in thousands):

	2016	2015
Audit Fees(1)	$541	$557
Audit-Related Fees(2)	6	7
Tax Fees(3)	15	6
All Other Fees	—	—
Total Fees	$562	$570

(1)	Audit fees consist principally of fees for the audit of our annual consolidated financial statements and review of our consolidated financial statements included in our quarterly reports on Form 10-Q.

(2)	Audit-related fees consist of professional services performed in connection with our filing on Form 8-K in connection with certain property dispositions.

(3)	Tax fees consist principally of assistance with matters related to tax compliance, tax planning, and tax advice.

Our audit committee considers the provision of these services to be compatible with maintaining the independence of Deloitte & Touche LLP.

Audit Committee’s Pre-Approval Policies and Procedures

Our audit committee must approve any fee for services to be performed by the Company’s independent registered public accounting firm in advance of the service being performed. For proposed projects using the services of the Company’s independent registered public accounting firm that are expected to cost under $100,000, our audit committee will be provided information to review and must approve each project prior to commencement of any work. For proposed projects using the services of the Company’s independent registered public accounting firm that are expected to cost $100,000 and over, our audit committee will be provided with a detailed explanation of what is being included, and asked to approve a maximum amount for specifically identified services in each of the following categories: (1) audit fees; (2) audit-related fees; (3) tax fees; and (4) all other fees for any services allowed to be performed by the independent registered public accounting firm. If additional amounts are needed, our audit committee must approve the increased amounts prior to the previously approved maximum being reached and before the work may continue. Approval by our audit committee may be made at its regularly scheduled meetings or otherwise, including by telephonic or other electronic communications. The Company will report the status of the various types of approved services and fees, and cumulative amounts paid and owed, to our audit committee on a regular basis. Our audit committee has considered the independent registered public accounting firm’s non-audit services provided to the Company and has determined that such services are compatible with maintaining its independence.

Our audit committee approved all of the services provided by, and fees paid to, Deloitte & Touche LLP during the years ended December 31, 2016 and 2015.

Additional information

Householding

With the consent of affected stockholders, the SEC permits us to send a single copy of our Annual Report and this Proxy Statement to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. The procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. Only one copy of this Proxy Statement and the 2016 Annual Report will be sent to certain stockholders who share a single address, unless any stockholder residing at that address has given contrary instructions.

We will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and our 2016 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. If any stockholder residing at such an address desires at this time to receive a separate copy of this Proxy Statement and the 2016 Annual Report or if any such stockholder wishes to receive a separate proxy statement and annual report in the future, the stockholder should contact the Shareholder Services Department by phone at (888) 808-7348, or by mail at Lightstone Value Plus Real Estate Investment Trust V, Inc., c/o DST Systems, Inc., P.O. Box 219015, Kansas City, Kansas 64121. Likewise, if any stockholders residing at one household currently receive multiple copies of these documents and would like to receive one set in the future, please contact us.

Stockholder Proposals

The rules promulgated by the SEC require that any proposal by a stockholder for inclusion in the proxy materials for the 2018 Annual Meeting must be received by us no later than April 27, 2018. Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in the rules are met. However, if we hold our 2018 Annual Meeting before August 19, 2018 or after October 18, 2018, stockholders must submit proposals for inclusion in our 2018 proxy statement within a reasonable time before we begin to print our proxy materials.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders not intended to be included in our proxy materials must be submitted in accordance with our bylaws. Our bylaws currently provide that, in order for a stockholder to bring any business or nominations before the Annual Meeting of Stockholders, certain conditions set forth in Section 2.13 of our bylaws must be complied with, including, but not limited to, delivery of notice, not less than 120 days nor more than 150 days before the first anniversary of the mailing of the notice for the annual meeting held in the prior year. Accordingly, under our bylaws, a stockholder nomination or proposal intended to be considered at the 2018 Annual Meeting must be received by us no earlier than March 28, 2018 and not later than April 27, 2018. If we hold our 2018 Annual Meeting before August 19, 2018 or after October 18, 2018, a stockholder nomination or proposal to be considered at the 2018 Annual Meeting must be received by us not earlier than the 120th day before the date of the 2018 Annual Meeting and not later than the close of business on the later of the 90th day before the date of the 2018 Annual Meeting or the 10th day following the day on which disclosure of the date of the 2018 Annual Meeting is first made. Our Secretary will provide a copy of bylaws upon written request and without charge.

Stockholder Communications

We have adopted a process for stockholders to send communications to our board. A description of the manner in which stockholders can send such communications appears above under “Communication with Directors.”

OTHER MATTERS

We are not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Terri Warren Reynolds
Senior Vice President, General Counsel, and Secretary

LIGHTSTONE VALUE PLUS REIT V, INC. C/O DST SYSTEMS, INC. P.O. BOX 219015 KANSAS CITY, MO 64121

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote by Internet you do not have to return your proxy card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. If you vote by phone you do not have to return your proxy card.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E31336-P97039	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

LIGHTSTONE VALUE REAL ESTATE INVESTMENT		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR all nominees listed in Proposal 1.
1.	Election of Directors	☐	☐	☐

Nominees:
	01) Bremer	05) Mayer
	02) Detering-Paddison	06) Pharr Lee
	03) Joseph	07) Spinola
04) Lichtenstein

The Board of Directors recommends a vote FOR Proposal 2 as described in the proxy statement.							For	Against	Abstain

2.	The ratification of the appointment of EisnerAmper LLP as independent registered public accounting firm for the year ending December 31, 2017.						☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as your name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

V.1.1

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

LIGHTSTONE VALUE PLUS TRUST V, INC.

Monday, September 18, 2017

9:00 a.m. (ET)

At

Executive Offices of Lightstone Group

460 Park Avenue

13th Floor

New York, New York 10022

Your Vote is Important!

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY
OF PROXY MATERIALS FOR ANNUAL MEETING OF STOCKHOLDERS:

The Proxy Statement and 2016 Annual Report to Stockholders are available at:

www.proxyvote.com

FOLD HERE BEFORE INSERTING INTO RETURN ENVELOPE

E31337-P97039

Lightstone Value Plus Trust V, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Thomas P. Kennedy, Donna Brandin, and Terri Warren Reynolds, and each of them, as proxy and attorney-in-fact, each with the power to appoint his or her substitute, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of stockholders of LIGHTSTONE VALUE PLUS TRUST V, INC. to be held on September 18, 2017 at the Executive Offices of Lightstone Group, 460 Park Avenue, 13th Floor, New York, New York 10022, and at any adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of annual meeting of stockholders, the proxy statement and the annual report.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposal 2. The proxies are authorized to vote upon such other matters as may properly come before the annual meeting or any adjournments thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, the power and authority to adjourn the annual meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the September 18, 2017 meeting date.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1